As filed with the Securities and Exchange Commission on March 24, 2009
Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NBT BANCORP INC.
 (Exact name of registrant as specified in its charter)

Delaware	16-1268674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

52 South Broad Street
Norwich, New York 13815
Telephone: (607) 337-2265
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)
____________________________
Martin A. Dietrich
President & Chief Executive Officer
NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815
Telephone: (607) 337-2265
 (Name, address, including zip code, and telephone number,
 including area code, of agent for service)
____________________________

Copies to:

Stuart G. Stein, Esq. Hogan & Hartson LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 Telephone: (202) 637-8575

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	(1)	(1)	(1)	(1)

(1)
An indeterminate number of shares of common stock is being registered as may from time to time be sold at indeterminate prices. In accordance with Rule 456(b) and 457(r) under the Securities Act, NBT Bancorp Inc. hereby defers payment of the registration fee required in connection with the registration statement.

__________________________

PROSPECTUS

NBT BANCORP INC.

Common Stock

We may offer shares of our common stock from time to time. In addition, this prospectus may be used to offer common stock for the account of other persons.

This prospectus summarizes the general terms of the shares of common stock that we may offer. The specific terms of any common stock offered will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus.  You should read both this prospectus and the applicable prospectus supplement before you invest in our common stock.

We or any selling securityholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NBTB.”

Investing in our common stock involves risks.  See “Risk Factors” on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2009.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended. Under the shelf process, we may, from time to time, sell the offered common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell our common stock, we will provide a prospectus supplement containing specific information about the terms of the common stock being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

           All references in this prospectus to “NBT Bancorp,” “we,” “us,” “our” or similar references mean NBT Bancorp Inc. and its successors, and include our consolidated subsidiaries where the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at http://www.nbtbancorp.com. Except as expressly stated herein, information contained on our web site does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 2, 2009;

•	our Current Report on Form 8-K, as filed with the SEC on March 24, 2009; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, including any amendments or reports filed for the purposes of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

You may obtain copies of these documents, other than exhibits, free of charge by contacting NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary or by telephone at (607) 337-2265.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information included or incorporated by reference in them includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	changes in general business, industry or economic conditions or competition;

•
changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principals or otherwise;

•	adverse changes or conditions in capital and financial markets;

•	changes in interest rates;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions;

•	changes in the quality or composition of our loan and investment portfolios;

•	increased competition;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products or demand for financial services; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed in our annual and quarterly reports filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

RISK FACTORS

Investing in our common stock involves risks. We urge you to carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our common stock before making an investment decision. Additional risks may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement. These risks could adversely affect our business, financial condition, results of operations or prospects and could cause the price of our common stock to decline.

ABOUT NBT BANCORP INC.

NBT Bancorp Inc. is a registered financial holding company incorporated in the State of Delaware in 1986, with its principal headquarters located in Norwich, New York. On a consolidated basis, at December 31, 2008 we had assets of $5.3 billion and stockholders’ equity of $431.8 million. NBT Bancorp is the parent holding company of NBT Bank, N.A. (the “Bank”), NBT Financial Services, Inc. (“NBT Financial”), NBT Holdings, Inc. (“NBT Holdings”), CNBF Capital Trust I, NBT Statutory Trust I and NBT Statutory Trust II (the “Trusts”). Through the Bank and NBT Financial, we are focused on community banking operations. Through NBT Holdings, we operate Mang Insurance Agency, LLC, a full-service insurance agency. The Trusts were organized to raise additional regulatory capital and to provide funding for certain acquisitions. Our primary business consists of providing commercial banking and financial services to our customers in our market area. Our principal assets are all of the outstanding shares of common stock of our direct subsidiaries, and our principal sources of revenue are the management fees and dividends we receive from the Bank, NBT Financial and NBT Holdings.

The Bank is a full service commercial bank formed in 1856, which provides a broad range of financial products to individuals, corporations and municipalities throughout the central and upstate New York and northeastern Pennsylvania market areas. The Bank conducts business through two geographic operating divisions, NBT Bank and Pennstar Bank.

At year end 2008, the NBT Bank division had 84 divisional offices and 114 automated teller machines (ATMs), located primarily in central and upstate New York. At December 31, 2008, the NBT Bank division had total loans and leases of $2.9 billion and total deposits of $3.1 billion.

At year end 2008, the Pennstar Bank division had 38 divisional offices and 57 ATMs, located primarily in northeastern Pennsylvania. At December 31, 2008, the Pennstar Bank division had total loans and leases of $761.0 million and total deposits of $827.2 million.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NBTB.” Our principal executive offices are located at 52 South Broad Street, Norwich, New York 13815. Our telephone number is (607) 337-2265. Our website is http://www.nbtbancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus supplement.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include repayment of indebtedness or acquisitions. We will not receive proceeds from sales of securities by selling securityholders except as may otherwise be stated in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation and Bylaws, as amended, referred to herein as our “certificate of incorporation” and “bylaws,” respectively. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our certificate of incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation provides the authority to issue 50,000,000 shares of common stock, par value $0.01 per share. At February 15, 2009, there were 32,648,164 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 1,896,549 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of NBT Bancorp, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board of directors may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of any preferred stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

We are subject to the provision of Section 203 of the Delaware General Corporation Law. Section 203 restricts transaction which may be entered into by a corporation and some of its stockholders. Section 203 provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute and that person’s affiliates and associates, referred to in this section as an interested stockholder, but less than 85% of its shares may not engage in specified business combinations with the corporation for a period of three years after the date on which the stockholder became an interested stockholder unless before that date the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder or at or after that time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by an affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Section 203 defines the term business combination to include a wide variety of transactions with or caused by an interested stockholder, including mergers, consolidations, specified types of asset sales, specified issuances of additional shares to the interested stockholder, transactions with the corporation which increase the proportionate interest of the interested stockholder or transaction in which the interested stockholder receives specified other benefits.

Our certificate of incorporation and bylaws provide that:

●	the board of directors be divided into three classes, each class as nearly as equal as possible, with each serving staggered, three-year terms;

●
directors may be removed only for cause and only by the affirmative vote of at least a majority in voting power of the stockholders entitled to vote and to be present at the meeting called for such purpose; and

●
a vacancy on the board of directors may be filled by stockholders at a stockholder’s meeting. In addition, directors may fill vacancies by a majority vote of the directors then in office. The director chosen by the current directors to fill the vacancy will hold office until the next election of directors, at which time the stockholders shall fill the vacancy for the remainder of the unexpired term. Directors may also fill newly created directorships other than an increase by more than three in the number of directors.

The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring us.

Our bylaws also provide that:

●	any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting; and

●
special meetings of the stockholders may be called by our board of directors or the chairman of the board of directors, or if there is none, by the President, or by the holders of at least 50% of all shares entitled to vote at the meeting.

Our bylaws provide that, in order for any stockholder business (other than stockholder nominations of directors) to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law, the stockholder must have given timely notice thereof in writing to our President, and the notice must comply with the procedures set forth in our bylaws. Except for stockholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a stockholder’s notice, to be timely, must be delivered to or mailed and received at our principal executive offices at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholder; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the stockholders may be made by any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a stockholder of record at the time notice is delivered to our President. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at a meeting called for such purpose only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to our President. To be timely, a stockholder’s notice must be delivered to or received by our President within ten days following the day on which public disclosure of the date of any stockholders’ meeting called for the election of directors is given.

The purpose of requiring stockholders to give us advance notice of nominations and other stockholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders. These provisions could also delay stockholder actions which are favored by the holders of a majority of our outstanding voting securities until the next stockholders’ meeting.

Our bylaws provide that a majority of our board of directors, or stockholders holding a majority of the outstanding shares entitled to vote, may make, amend or repeal the bylaws. Our bylaws permit the stockholders to adopt, approve or designate bylaws that may not be amended, altered or repealed except by a specified percentage in interest of all stockholders or of a particular class of stockholders. Amendments to our certificate of incorporation generally require the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the amendment. Any amendment to those provisions of the certificate of incorporation that relate to business combinations involving NBT Bancorp or a subsidiary and a major stockholder or affiliate require the affirmative vote of at least 80% of the outstanding shares of voting stock, and if there is a major stockholder, such 80% vote must include the affirmative vote of at least 80% of the outstanding shares of voting stock held by stockholders other than the major stockholder and its affiliates.

Stockholder Rights Plan

In October 2004, we adopted a stockholder rights plan designed to ensure that any potential acquirer of NBT Bancorp would negotiate with our board and that all of our stockholders would be treated equitably in the event of a takeover attempt. At that time, we paid a dividend of one Preferred Share Purchase Right for each outstanding share of our common stock. Similar rights are attached to each share of our common stock issued after November 15, 2004. Under the rights plan, the rights will not be exercisable until a person or group acquires beneficial ownership of 15% or more of our outstanding common stock, or begins a tender or exchange offer for 15% or more of our common stock. Additionally, until the occurrence of such event, the rights are not severable from our common stock and therefore, the rights will transfer upon the transfer of shares of our common stock. Upon the occurrence of such events, each right entitles the holder to purchase one one-thousandth of a share of our preferred stock at a price of $70. The rights plan also provides that upon the occurrence of certain specified events the holders of the rights will be entitled to acquire additional equity interests in NBT Bancorp or in the acquiring entity, such interests having a market value of two times the right’s exercise price of $70. The rights expire October 24, 2014, and are redeemable in whole, but not in part, at our option prior to the time they become exercisable, for a price of $0.001 per right. The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire NBT Bancorp on terms not approved by our board. The rights should not interfere with any merger or other business combination approved by our board.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NBTB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is NBT Bank, N.A.

LEGAL MATTERS

In connection with particular offerings of the common stock in the future, and if stated in the applicable prospectus supplement, the validity of the common stock may be passed upon for us by Hogan & Hartson LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NBT Bancorp as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$(1)
Accounting Fees and Expenses	95,000
Legal Fees and Expenses	125,000
Printing and Engraving Expenses	25,000
Miscellaneous Expenses	10,000
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees which may subsequently be payable.
(2)	This information is unknown at the time of filing.

Item 15.  Indemnification of Officers and Directors.

Reference is made to the provisions of Delaware General Corporation Law (“DGCL”), Article 6 of the Bylaws of NBT Bancorp and Article 12 of the Certificate of Incorporation of NBT Bancorp.

NBT Bancorp is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of a corporation, or are or were serving at the request of a corporation in such a capacity with another business organization or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity.  In the case of actions brought by or in the right of a corporation, Section 145 provides for indemnification of expenses (including attorneys’ fees) if the person seeking indemnification acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless, upon a determination by the Court of Chancery or the court in which such action or suit was brought, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

Our bylaws contain provisions providing that we shall indemnify any person who was or is a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NBT Bancorp, or is or was serving at the request of NBT Bancorp as a director of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent authorized by DGCL.

Our Certificate of Incorporation provides that a director of NBT Bancorp shall not be personally liable to NBT Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to NBT Bancorp or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits

(a)	Exhibits

The Exhibit Index filed herewith is incorporated herein by reference.

(b)	Financial Statement Schedules

None.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York, on this 24th day of March, 2009.

NBT BANCORP INC.

By:	/s/ Martin A. Dietrich
Martin A. Dietrich
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin A. Dietrich and Michael J. Chewens his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of March 24, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ Martin A. Dietrich	President, Chief Executive
Martin A. Dietrich	Officer and Director (Principal Executive Officer)

/s/ Michael J. Chewens	Senior Executive Vice President, Chief Financial Officer and Secretary
Michael J. Chewens	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard Chojnowski	Director
Richard Chojnowski

/s/ Patricia T. Civil	Director
Patricia T. Civil

/s/ Daryl R. Forsythe	Director
Daryl R. Forsythe

/s/ William C. Gumble	Director
William C. Gumble

/s/ John C. Mitchell	Director
John C. Mitchell

/s/ Michael M. Murphy	Director
Michael M. Murphy

/s/ Joseph G. Nasser	Director
Joseph G. Nasser

/s/ William L. Owens	Director
William L. Owens

/s/ Joseph A. Santangelo	Director
Joseph A. Santangelo

/s/ Robert A. Wadsworth	Director
Robert A. Wadsworth

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Restated Certificate of Incorporation of NBT Bancorp Inc. (filed as Exhibit 3.1 to the Form 10-K of NBT Bancorp Inc., filed on March 2, 2009 and incorporated herein by reference)

4.2	Bylaws of NBT Bancorp Inc. (filed as Exhibit 3.2 to the Form 10-K of NBT Bancorp Inc., filed on March 2, 2009 and incorporated herein by reference).

4.3
Rights Agreement, dated as of November 15, 2004, between NBT Bancorp Inc. and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.1 to Registrant’s Form 8-K, filed on November 18, 2004 and incorporated herein by reference).

4.4
Certificate of Designation of the Series A Junior Participating Preferred Stock (filed as Exhibit A to Exhibit 4.1 of the Registration’s Form 8-K, file Number 0-14703, filed on November 18, 2004, and incorporated herein by reference).

4.5	Specimen common stock certificate for NBT Bancorp Inc.’s common stock (filed as Exhibit 4.3 to the Form S-4/A of NBT Bancorp Inc., filed on December 27, 2005 and incorporated herein by reference).

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	To be filed by post-effective amendment or as an exhibit to a Form 8-K or other filing made by the registrant in connection with any offering of securities registered hereby.